EXHIBIT 10.4

                          COMTEL ACQUISITION AGREEMENT



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                            STOCK PURCHASE AGREEMENT


      THIS STOCK PURCHASE AGREEMENT (which together with the attached exhibits, are referred to herein as" Agreement") is entered into this 1st day of January 2000, by and between Eagle Wireless International, Inc., a Texas corporation (the "Buyer") and the shareholders of Comtel Communications, Inc., a Texas corporation ("CTCI") who agree to become parties to this Agreement (the "Selling Shareholder(s)") evidenced by their signatures hereto.

      WHEREAS, the Selling Shareholder(s) wish to sell and the Buyer desires to purchase the CTCI Shares, as defined below, in exchange for the Purchase Price, as defined below, upon the terms and conditions set forth in this Agreement; and

      WHEREAS, it is contemplated that the exchange of shares will qualify under the Internal Revenue Code as a tax free exchange and it is of material significance and importance to Buyer and CTCI that the transaction will qualify in its entirety, for reorganization, consolidation or similar accounting treatment.


      NOW, THEREFORE, in consideration of and in reliance on the mutual promises and representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Selling Shareholder(s) and the Buyer agree as follows:

1.    Definitions

      1.1 "Associate" means with respect to any person, (i) any member of the immediate family of such person, (ii) any entity of which such person, or any member of the immediate family of such person, directly or indirectly, owns any equity interest, (iii) any entity of which such person, or any member of the immediate family of such person, serves as a director or executive officer, and
(iv) any entity that directly or indirectly controls, or that is directly or indirectly controlled by or under common control with, such person or any member of the immediate family of such person.

      1.2 "Buyer Disclosure Documents" means the Buyer Financials (as defined herein), material agreements and Corporate documents, and other information related to the Buyer material to its operations for the two (2) fiscal years ending August 31, 1999 and 1998, and any and all interim data or filings through the date hereof to be provided by the Buyer pursuant to this Agreement, including but not limited to the Buyer Financials (as defined herein) and other information required pursuant to the provisions of the Securities Exchange Act of 1934 (the "'34 Act") or the Securities Act of 1933, as amended (the "133 Act") as listed in Exhibit "A" to this Agreement.

      1.3 "Liabilities" means liabilities, obligations, or commitments of any nature, absolute, accrued, contingent, or otherwise, known or unknown, whether matured or unmatured.

      1.4 "CTCI Shares" means all the issued and outstanding shares of Com Tel Communications, Inc., a Texas corporation, comprising 1,000 shares of common stock, or such number of shares as is delivered.

      1.5 "Buyer Shares" means shares of common stock in the Buyer issued in exchange for

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the Purchase Price, as defined below.

      1.6 "CTCI Disclosure Documents" means the CTCI Financials (as defined in
Section 5.4 herein) and the documents listed in Exhibit "B" to this Agreement.

      1.7 "CTCI Assets" means assets (excluding the books and records of the Selling Shareholder(s)), properties, leases, contracts, agreements, and rights of CTCI of every type and description, real, personal, and mixed, tangible and intangible, including Without limitation, all cash on hand and in banks, trade accounts receivable, other accounts receivable, deposits, prepaid items, furniture and fixtures, office equipment and supplies, real property and improvements, leases and leasehold improvements, trademarks, other tangible properties, and its business as a going concern, goodwill and proprietary computer software operating system, as contained in the CTCI Financials and more fully described in Exhibit "C" hereto.

      1.8 "Person" means any individual, corporation, professional corporation, limited partnership, association, or any other legal entity through which an individual or business might organize himself or itself.

      1.9 "Subsidiary" means any corporation, joint venture, or other entity in which either the Buyer, the Selling Shareholder(s), or any other person directly or indirectly own any voting or equity interest.

      1.10 "Tax" or "Taxes" mean any federal, state, local, or foreign income, gross receipts, profits, franchise, doing business, transfer, sales, use, payroll, occupation, real or personal property, excise and similar taxes (including interest, penalties, or additions to such taxes).

      1.11 "Tax Returns" or "Tax Reports" mean all returns, reports, estimates, information returns, and statements of any nature with respect to Taxes.

2.    Purchase and Sale; of CTCI Shares

      2.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, as defined in Paragraph 3.1, the Selling Shareholder(s) agree to sell and transfer the CTCI Shares to the; Buyer and the Buyer agrees to purchase the CTCI Shares for the consideration set forth in this Agreement.

      2.2 Purchase Price. In exchange for the CTCI Shares, the Buyer shall issue and deliver to the Selling Shareholder(s):


      2.2.1 Three Hundred Thousand (300,000) shares of the Buyer's common stock as follows:

            (A) Fifty Thousand (50,000) shares shall be issued as free-trade stock.

            (B) Two Hundred Fifty Thousand (250,000) shares shall be issued as restricted with legend.

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            (C)   The above free-trade shares shall be held in escrow by buyer subject to contractual restrictions for sale and will be released by buyer as set forth:

                  (1) Twenty Thousand (20,000) saleable after 60 days from closing date.

                  (2) Ten Thousand (10,000) saleable after 90 days from closing date.

                  (3) Ten Thousand (10,000) saleable after 120 days from closing date.

                  (4) Ten Thousand (10,000) saleable after 150 days from closing date.

3.    Closing

      3.1 Date and Place. The closing of the delivery and transfer of the CTCI Shares (the "Closing") shall occur on a date ("Closing Date") to be mutually agreed upon by the Selling Shareholder(s) and the Buyer after exchange of all books, records, financial information, documents, and other materials reasonably deemed necessary to completion of the transaction contemplated under this Agreement. Exchange of documents under this Agreement shall begin as soon as possible after execution. In any case, the Closing Date shall be no later than February 15, 2000, unless agreed upon by the parties, and the effective date of this transaction shall be the date of Closing (the "Effective Date").

      3.2 Transactions and Document Exchange at Closing. At the Closing, the following transactions shall occur and documents shall be exchanged, all of which shall be deemed to occur simultaneously:


(A) By the Selling Shareholder(s). The Selling Shareholder(s) will deliver, or cause to be delivered, to the Buyer:

      (1) The documents necessary to transfer the CTCI Shares to the Buyer pursuant to this Agreement, in proper form and substance reasonably acceptable to the Buyer;

      (2) The Certificate of Representations and Warranties executed by the President and Chairman of CTCI, as defined in Paragraph 7.1;

      (3) The Opinions, Affidavits and Declarations by the Selling Shareholder(s) as set forth in Paragraph 7.6;

      (4) Such other documents, instruments, and/or certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which are reasonably determined by the parties to be required to effectuate the transactions contemplated in this Agreement, or as otherwise may be reasonably requested by the Buyer to further the intent of this Agreement;

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      (5)   Audited financial statements, if any, of CTCI dated as of its most recent year-end prior to the Closing Date covering all operations since the inception of CTCI. Such financial statements shall be audited by a certified public accounting firm. The Selling Shareholder(s) shall also deliver or cause to be delivered all books and records of CTCI to the extent available and necessary to perform an audit of its book as of its most recent month end prior to the Closing Date in accordance with Regulation S-X, which books and records shall present fairly the financial condition and results of operations of CTCI since the date of its audited financial statements, in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods.

      (6) A certificate dated within 30 days of the Closing Date from the Secretary of State of Texas to the effect that CTCI is in good standing in the State of Texas;

      (7) All federal and state income, payroll, franchise, and sales tax returns filed by CTCI and all correspondence related thereto, including evidence of timely payment;

      (8)   The names for issuance of the shares.

(B) By the Buyer. The Buyer will deliver, or cause the following to be delivered, to the Selling Shareholder(s):

      (1) Stock certificate(s) in the name of the Selling Shareholder(s) aggregating 300,000 Buyer Shares.;

      (2) The Buyer Certificate of Representations and Warranties, as defined in Paragraph 6.1;

      (3) A certificate dated at or within 30 days of the date of the Closing from the Secretary of State of Texas to the effect that the Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas;

      (4)   The opinion of counsel as set forth in Paragraph 6.7;

      (5) Such other, documents, instruments, and/or certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which are reasonably determined by the parties to be required to effectuate the transactions contemplated in this Agreement, or as otherwise may be reasonably requested by the Selling Shareholder(s) in furtherance of the intent of this Agreement.

      3.3 Post-Closing Documents. From time to time after the Closing, upon the reasonable request of any party, the party to whom the request is made shall deliver such other and further documents, instruments, and/or certificates as may be necessary to more fully vest in the requesting party the consideration provided for in this Agreement or to enable the requesting party to obtain the rights and benefits contemplated by this Agreement, including but not limited to delivery of records of all books and records of CTCI since inception.

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4.    Representations and Warranties of the Buyer

      The Buyer represents and warrants to the Selling Shareholder(s) that:

      4.1 Organization and Authority. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, with the corporate power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been, or will be prior to closing, duly authorized by all requisite corporate actions on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes the valid, binding, and enforceable obligation of the Buyer.

      4.2 Ability to Carry Out Agreement. To the best of the Buyer's knowledge and belief, the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any provisions of applicable law, any agreement, instrument, judgment, order or decree to which the Buyer is a party or to which the Buyer is subject. No consents of any persons under any contract or agreement required to be disclosed pursuant to this Agreement are required for the execution, delivery, and performance by the Buyer of this Agreement.

      4.3 The Shares. The Shares to be issued pursuant to this Agreement will be issued at Closing, free and clear of liens, claims, and encumbrances, and the Buyer has all necessary right and power to issue the Shares to the Selling Shareholder(s) as provided in this Agreement without the consent or approval of any person, firm, corporation, or governmental authority. Two Hundred Fifty Thousand (250,000) of such shares, however, will be issued with restrictive legend. The remainder of Fifty Thousand (50,000) shares wi11 be issued as free trade shares subject to the provision in 2.2.1(C).

      4.4 Capitalization of the Buyer. The capitalization of the Buyer, as of the date hereof, consists of 100,000,000 shares of $.001 par value Common Stock, 14,188,253 of which are issued and outstanding and 5,000,000 shares of Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable, and are not issued in violation of the preemptive or other right of any person.

      4.5 Financial Information. The Buyer has provided to the Selling Shareholder(s), or will provide prior to Closing, copies of its Annual Report on Form 10-K and/or 10-KSB for the two (2) years ending at or prior to August 31, 1999 and the interim quarterly financial statements on Form 10-QSB. The quarterly financial statements and such Annual Reports, and all other information included in such reports, shall be referred to as the "Buyer Financials". The Buyer has no obligations or liabilities (whether accrued, absolute, contingent, liquidated or otherwise, including without limitation any tax liabilities due or to become due) which are not fully disclosed and adequately provided for in the Buyer Financials, excepting current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the date of the Buyer Financials, none of which (individually or in the aggregate) are material except as expressly indicated in the Buyer Financials. The Buyer is not a guarantor or otherwise contingently liable for any material amount of such indebtedness. Except as indicated in the Buyer Financials or the Buyer Disclosure Documents, there exists no default under the provisions of any instrument evidencing such

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indebtedness or of any agreement relating thereto.

      4.6 Litigation. To the best knowledge and belief of the Buyer, except as disclosed pursuant to this Agreement, there is neither pending nor threatened, any action, suit or arbitration to which its property, assets or business is or is likely to be subject and in which an unfavorable outcome, ruling or finding will or is likely to have a material adverse effect on the condition, financial or otherwise, or properties, assets, business or operations, which would create a material liability on the part of the Buyer, or which would conflict with this Agreement or any action taken or to be taken in connection with it.

      4.7 Tax Matters. The Buyer has filed or will file all federal, state, and local income, excise, property, and other tax returns, forms, or reports, which are due or required to be filed by it and has paid, or made adequate provision for payment of all taxes, interest, penalty fees, assessments, or deficiencies shown to be due or claimed to be due or which have or may become due on or in respect to such returns or reports.

      4.8 Contracts. Except as disclosed pursuant to this Agreement, there are no contracts, actual or contingent obligations, agreements, franchises, license agreements, or other commitments between the Buyer and the Buyer or other third parties which are material to the business, financial condition, or results of operation of the Buyer, taken as a whole. For purposes of the preceding sentence, the term "material" refers to any obligation or liability which by its terms calls for aggregate payments of more than $25,000.

      4.9 Material Contract Breaches; Defaults. To the best of the Buyer's knowledge and belief, except as disclosed in the Buyer Financials, it has not materially breached, nor has it any knowledge of any pending or threatened claims or any legal basis for a claim that it has materially breached, any of the terms or conditions of any agreements, contracts, or commitments to which it is a party or is bound and which might give rise to a claim by anyone against the Buyer Shares. To the best of its knowledge and belief, the Buyer is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which might give rise to a claim against the Buyer Shares, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment which might give rise to a claim against the Buyer Shares in respect of which the Buyer has not taken adequate steps to prevent such a default from occurring.

      4.10 Securities Laws. The Buyer is a public company and represents that, except as disclosed in the Buyer Disclosure Documents and in Buyer Financials, it has no existing or threatened liabilities, claims, lawsuits, or basis for the same with respect to its original stock issuance to its founders, its initial public offering, any other issuance of stock, or any dealings with its stockholders, the public, the brokerage community, the SEC, any state regulatory agencies, or other persons. The Buyer is required to file periodic reports under
Section 12(g) of the '34 Act. The Buyer represents that all reports required to be filed pursuant to the '34 Act and any applicable U.S. state "Blue Sky" laws have been filed.

      4.11 Brokers. The Buyer has not agreed to pay any brokerage fees, finder's fees, or other fees or commissions with respect to the transactions contemplated in this Agreement which could

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give rise to a claim against the Shares, the CTCI Shares, or any portion thereof. To the best of the Buyer's knowledge, no person or entity is entitled, or intends to claim that it is entitled, to receive any such fees or commissions in connection with such transactions. The Buyer further agrees to indemnify and hold harmless the other parties to this Agreement against liability to any other broker claiming to act on behalf of the Buyer.

      4.12 Corporate Records. Copies of all corporate books and records, including, but not limited to, any other documents and records of the Buyer relating to the proceeding of its shareholders and directors will be provided to CTCI prior to Closing at the request of CTCI. All such records and documents are and will be complete, true, and correct.

      4.13 Approvals. Except as otherwise provided in this Agreement, no authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by the Buyer in connection with the execution, deliver, or performance of this Agreement.

      4.14 Full Disclosure. The information concerning the Buyer, set forth in this Agreement, and in the Buyer Disclosure Documents, is, to the best of the Buyer's knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

      4.15 Date of Representations and Warranties. Each of the representations and warranties of the Buyer set forth in this Agreement is true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

      4.16 Indemnity. Buyer agrees to indemnify and hold Selling Shareholder(s) harmless from any and all claims, causes of action, suits, debts, dues, sums of money, accounts, controversies, agreements, promises, damages, judgments, executions, claims, and demands whatsoever, in law or in equity which are made or claimed against Selling Shareholder(s) as a result of written personal guaranties given by Selling Shareholder(s) to CTCI's vendors identified on Exhibit "G".

      4.17 Guaranties of Selling Shareholder(s). Buyer will use its best efforts to secure the release of any bank and\or vendor guaranties executed by Selling Shareholder(s). Buyer, however, will not substitute itself, related entities, or its officers and/or directors as guarantor. It is the intent of buyer to indemnify as per paragraph 4.16.

5.    Representations and Warranties of the Selling Shareholder(s)

      The Selling Shareholder(s) represent and warrant to the Buyer that:

      5.1 Organization and Authority. CTCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, with the power and authority to carry on its business as now being conducted. In addition, CTCI is duly qualified to do business in each

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jurisdiction in which the nature of its business requires it to be so qualified, except to the extent that the failure to so qualify does not have a material adverse effect on the business of CTCI, taken as a whole. The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been, or will be prior to closing, duly authorized by all requisite action on the part of CTCI as required, or otherwise, to the extent, if any, that such authorizations are necessary. This Agreement has been duly executed and delivered by CTCI and constitutes the valid, binding, and enforceable obligation of CTCI, subject to equitable principles and laws of bankruptcy and similar laws.

      5.2 Ability to Carry out Agreement. To the best of the Selling Shareholder(s)' knowledge and belief, the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any provisions of applicable law, any agreement, instrument, judgment, order or decree to which CTCI is a party or to which CTCI is subject, other than such violations, breaches, or defaults which, singly or in the aggregate, do not have a material adverse effect on its business as a whole or on the enforceability or validity of this Agreement. No consents of any persons under any contract or agreement required to be disclosed or disclosed pursuant to this Agreement are required for the execution, delivery, and performance by the Selling Shareholder(s) of this Agreement.

      5.3 Capitalization of CTCI. As of the date of execution of this Agreement, the capitalization of CTCI is comprised of one class of capital stock consisting of 100,000, shares of Common Stock, without par value, of which 1,000 shares were issued and are presently outstanding and held, of record, by the Selling Shareholder(s) in the amounts opposite their names on the signature page hereto. All of the issued and outstanding shares are duly authorized, validly issued, fully paid, and have been offered, issued, sold, and delivered by CTCI in material compliance with all applicable federal and state securities laws.

      5.4 Financial Information. The Selling Shareholder(s) have provided to the Buyer, or will provide prior to Closing, financial statements of CTCI for all fiscal years ended since the inception of CTCI and reports for such interim periods ending since the latest fiscal year ended, and such other documents and information relating to CTCI's current financial condition including but not limited to its purchase, operation and disposition, if any, of any CTCI assets and liabilities. Such financial statements and other financial information shall be referred to as the "CTCI Financials". If not audited, the Selling Shareholder(s) represent that all financial statements and reports included in the CTCI Financials have been prepared from the books and records of CTCI (subject to normal year-end adjustments) and present fairly the financial condition of CTCI and the results of their operations for the periods therein specified, all in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods. Except as set forth in the CTCI Financials, CTCI has no obligations or liabilities (whether accrued, absolute, contingent, liquidated or otherwise, including without limitation any tax liabilities due or to become due) which are not fully disclosed and adequately provided for, excepting current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since September 30, 1999, none of which (individually or in the aggregate) are material. CTCI is not a guarantor or otherwise contingently liable for any material amount not disclosed in the CTCI Financials, nor does there exist any default under the provisions of any instrument evidencing any indebtedness of CTCI or of any agreement relating thereto.

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      5.5 Conduct of Business. Since September 30, 1999, except as disclosed in the CTCI Disclosure Documents, CTCI has not (i) discharged or satisfied any liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the CTCI Financials and current liabilities incurred since the date of the CTCI Financials, in each case in the usual or ordinary course of business, (ii) mortgaged, pledged or subjected to lien any of their tangible or intangible assets (other than purchase money liens incurred in the ordinary course of business for such assets not yet paid for), (iii) sold, transferred or leased any of their assets except in the usual and ordinary course of business, (iv) canceled or compromised any material debt or claim, or waived or released any right of material value, (v) suffered any physical damage, destruction or loss (whether or not covered by insurance) materially adversely affecting its properties, business or prospects, (vi) entered into any transaction other than in the usual and ordinary course of business, except as contemplated by this Agreement, (vii) encountered any labor difficulties or labor union organizing activities, (viii) made or agreed to any wage or salary increase or entered into any employment agreement, (ix) issued or sold any securities or granted any options with respect thereto, except as disclosed pursuant to this Agreement, (x) amended its Articles of Incorporation, (xi) agreed to declare or pay any distributions with respect to their outstanding capital stock, or (xii) suffered or experienced any change in, or condition affecting, the condition (financial or otherwise) of their properties, assets, liabilities, business, operations or prospects, other than changes, events or conditions in the ordinary course of their business none of which has (individually or in the aggregate) been materially adverse, except as disclosed in the CTCI Financials or Disclosure Documents.

      5.6 Litigation. To the best knowledge and belief of CTCI, except as disclosed in the CTCI Disclosure Documents, there is neither pending nor threatened, any action, suit or arbitration to which CTCI's property, assets or business is or is likely to be subject and in which an unfavorable outcome, ruling or finding will or is likely to have a material adverse effect on the condition, financial or otherwise, or properties, assets, business or operations of CTCI, or create any material liability on the part of CTCI or conflict with this Agreement or any action taken or to be taken in connection herewith.

      5.7 Tax Matters. CTCI has filed all federal, state and local income, payroll, franchise, and sales tax returns and reports which are due or required to be filed by it, and, except as disclosed in the CTCI Disclosure Documents, has paid all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due or which have or may become due on or in respect to such tax returns and reports. Such federal and state income, payroll, franchise, and sales tax returns, to the best of the Selling Shareholder(s)' knowledge and belief, have not been audited and are not being audited by any governmental authority.

      5.8 Contracts and Options. Except as disclosed in the CTCI Disclosure Documents, there are no contracts, actual or contingent obligations, agreements, franchises, license agreements, or other commitments to which CTCI is a party or by which it or any of its properties or assets are bound which are material to the business, financial condition, or its results of operation. For purposes of the preceding sentence, the term "material" refers to any obligation or liability which by their terms calls for aggregate payments of more than $25,000.

      5.9 Material Contract Breaches; Defaults. Except as disclosed by the CTCI Financials or as reserved for therein, to the best of their knowledge and belief of the Selling Shareholder(s), CTCI

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has not materially breached, nor have they any knowledge of any pending or threatened claims or any legal basis for a claim that CTCI has materially breached, any of the terms or conditions of any agreements, contracts, or commitments to which they are a party or is bound and which are material to the business, financial condition, or results of operation of CTCI, taken as a whole. Except as disclosed by the CTCI Financials or as reserved for therein, to the best of their knowledge and belief, neither the Selling Shareholder(s) nor CTCI are not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of CTCI, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which CTCI has not taken adequate steps to prevent such a default from occurring.

      5.10 Selling Shareholder(s). Exhibit "D" hereto accurately sets forth the identity of and their relationship with CTCI, and the names, and titles of the persons serving as directors and officers of a Selling Shareholder, if any such Selling Shareholder is a corporation.

      5.11 Employee and Labor Matters. The CTCI Disclosure Documents accurately set forth the names, positions, and annual salary of each person employed by CTCI, including officers, whose annual salary including bonuses exceeds Ten Thousand Dollars ($10,000). Except as disclosed in the CTCI Disclosure Documents, CTCI has no employment agreement that cannot be canceled on thirty
(30) days notice, or co1lective bargaining agreement covering any of its employees and has encountered no material labor difficulties. The CTCI Disclosure Documents also set forth a complete and accurate list of all employee benefit plans, including all profit sharing, bonus, stock, pension, or similar plans to which CTCI is a party or by which CTCI is bound. The Selling Shareholder(s) will deliver or cause to be delivered to the Buyer prior to Closing complete and correct copies of all the agreements, plans, or other written materials with its employees identified in the CTCI Disclosure Documents. There is no existing default by under any of the employment agreements, plans, or arrangements identified in the CTCI Disclosure Documents, and there exists no condition or circumstance which, with notice or lapse of time or both, would constitute such a default. Except as disclosed in the CTCI Disclosure Documents, there is no pending or threatened labor dispute, strike, slowdown, or work stoppage, no unfair labor practice pending against CTCI before the National Labor Relations Board, CTCI is not engaged in any unfair labor practice, and there is no grievance or arbitration proceeding pending against, or threatened to be asserted or commenced against CTCI under any collective bargaining agreement or other labor contract. All Taxes relating to CTCI which CTCI is required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the proper authorities to the extent due and payable.

      5.12 Real Properties. Except as disclosed pursuant to this Agreement, CTCI has good and marketable fee simple title to all of the real properties owned by it, including without limitation those reflected in the CTCI Financials, free and clear of any liens or encumbrances except for current local property taxes not yet payable and any utility or other easements that do not and will not affect operations upon or about such real properties or the economic value or marketability thereof.

      5.13 Other Properties and Equipment. Except as disclosed pursuant to this Agreement or in the CTCI Disclosure Documents, CTCI has good title, subject to no security interests, liens, encumbrances, or claims of others, to all structures, facilities, machinery and equipment, supplies, raw materials, vehicles, tools, parts, office equipment, furniture, furnishings, and all items of personal property and equipment in, at, on or about such real properties owned or leased by it, or used or necessary in its operations or business, including without limitation those reflected in the CTCI Financials. All such structures, facilities, equipment, machinery, vehicles and tools are in reasonably good operating condition and repair and are sufficient to enable CTCI to carry on its operations, as previously conducted.

      5.14 Trademarks. CTCI does not own or use any trademark, service mark, trade name, copyright or patent, or any registration or application for registration of any of the foregoing, and (ii) to the best of CTCI's knowledge and belief, it has not infringed or is infringing upon any trademark, service mark, trade name, copyright, or patent that is owned or used by any other person.

      5.15 Leaseholds and Executory Contracts. Except as disclosed pursuant to this Agreement, each and every lease or executory contract to which CTCI is a party is valid and enforceable. CTCI has not received any notice of default by it under the terms of any such lease or executory contract which default remains uncured, and it is not in material breach or default by them under the terms of any such lease or executory contract, except as disclosed on the CTCI Disclosure Documents.

      5.16 Investments. CTCI has provided, or will provide to the Buyer, prior to Closing, a complete and accurate description of the CTCI Assets, including but not limited to a list of all investments of CTCI, which accurately sets forth the nature of CTCI's interest or ownership in each investment and, if applicable, the jurisdictions in which the respective investments have been incorporated, organized, and currently doing business. Except for the entities identified on the list to be provided to the Buyer, there is no corporation, limited partnership, joint venture, association, trust, or other entity or organization which CTCI directly or indirectly controls or in which CTCI directly or indirectly owns any equity interest or any other interest.

      5.17 Permits. Except as disclosed pursuant to this Agreement CTCI has obtained and maintained in full force and effect all franchises, permits, certificates, authorizations, licenses and other similar authority required by law or governmental regulations from all applicable federal, state or local authorities and any other regulatory authorities, which are necessary for the conduct of its business as now being conducted by it and as planned to be conducted, and it is not in default or noncompliance in any material respect under any of such franchises, permits, certificates, authorizations, licenses or other similar authority.

      5.18 Compliance with Laws, Rules, Etc. The capitalization, business and operations of CTCI is and has been conducted in compliance with all applicable federal, state, and local laws, rules and regulations, and it is not in violation of any terms of any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which it is subject, except to the extent any violation or noncompliance would not materially and adversely affect its business, operations, properties, assets, or financial condition, except to the extent that any violation or noncompliance would not result in the incurring of any material liability. Further, CTCI not been notified by any regulatory or governmental authority that it is now in violation of any law, rule, regulation, ordinance, or order.

      5.19 Conflict of Interest Transactions. Except as disclosed in the CTCI Disclosure

Documents, no past or present shareholder or employee of CTCI, or any affiliate, and no Associate of any past or present shareholder or employee of CTCI or any affiliate, (i) is indebted to, or has any financial, business, or contractual relationship or arrangement with CTCI or any affiliate, (ii) has any direct or indirect interest in any property, asset, or right which is owned or used by CTCI or any affiliate, or (iii) has been directly or indirectly involved in any transaction with CTCI or any affiliate.

      5.20 Corporate Records. Copies of all corporate books and records, including but not limited to stock transfer ledgers, and any other documents and records of CTCI will be provided to the Buyer at Closing. All such records and documents are complete, true and correct.

      5.21 Banking Records. A true, correct, and complete list of the names of each bank in which CTCI has an account and the names of all persons authorized to draw thereon will be delivered to the Buyer as part of the CTCI Disclosure Documents; CTCI has no safe deposit box.

      5.22 Brokers. CTCI has not agreed to pay any brokerage fees, finder's fees, or other fees or commissions with respect to the transactions contemplated in this Agreement which could give rise to a claim against the Shares, the CTCI Shares, or any portion thereof. To the best of the CTCI's knowledge, no person or entity is entitled, or intends to claim that it is entitled, to receive any such fees or commissions in connection with such transactions. CTCI further agrees to indemnify and hold harmless the other parties to this Agreement against liability to any other broker claiming to act on behalf of CTCI.

      5.23 Approvals. Except as otherwise provided in this Agreement, to the best knowledge and belief of the Selling Shareholder(s), no authorization consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by the Selling Shareholder(s) or CTCI in connection with the execution, delivery, or performance of this Agreement.

      5.24 Full Disclosure. The information concerning CTCI set forth in this Agreement, in the CTCI Disclosure Documents, and in the CTCI Financials is, to the best of the Selling Shareholder(s)' knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

      5.25 Date of Representations and Warranties. Each of the representations and warranties of the Selling Shareholder(s) set forth in this Agreement are joint and several, and are true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

6.    Conditions Precedent to Obligations of the Selling Shareholder(s)

      All obligations of the Selling Shareholder(s) under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

      6.1 Representations and Warranties. The representations and warranties by the Buyer set forth in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement. The Buyer shall deliver on the Closing Date a certificate to this effect, referred to as the Buyer Certificate of Representations and Warranties.

      6.2 No Breach or Default. The Buyer shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

      6.3 Action to Pay Purchase Price. The Buyer shall have taken all corporate and other action necessary to issue and deliver the shares representing the Purchase Price to the Selling Shareholder(s) pursuant to this Agreement.

      6.4 Buyer Disclosure Documents. Before Closing, the Buyer wi1l have delivered to the Selling Shareholder(s), or caused the delivery of, the Buyer Disclosure Documents.

      6.5 Approval of Other Instruments and Documents by the Selling Shareholder(s). All instruments and documents delivered to the Selling Shareholder(s) pursuant to the provisions of this Agreement, shall be reasonably satisfactory to their legal counsel.

      6.6 [Deleted]

      6.7 Opinion of Counsel. The Buyer shall have delivered to the Selling Shareholder(s) an opinion of counsel dated the Closing Date to the effect that:

      (A) The Buyer is duly organized, validly existing, and in good standing under the laws of the United States, State of Texas.

      (B) The Buyer has the corporate power to conduct business and, specifically, to carry on its business as now being conducted and is duly qualified to do business in the United States, State of Texas.

      (C) All corporate actions and director approvals have been properly obtained and completed by the Buyer, to the extent, if any, that they are necessary, for all actions required under this Agreement prior to Closing.

      (D) This Agreement has been duly authorized, executed, and delivered by the Buyer and is a valid and binding obligation of the Buyer and, in this regard, the Buyer shall provide the Selling Shareholder(s) at Closing with a certified copy of the resolution or resolutions of the Board of Directors of the Buyer, approving and authorizing the issuance by the Buyer of the shares upon the terms and conditions herein set forth.

      6.8 Employment Agreements. Buyer shall have entered into Employment Agreements with employees to be retained by CTCI, if necessary.

7.    Conditions Precedent to Obligations of the Buyer

      All obligations of the Buyer under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

      7.1 Representations and Warranties. The representations and warranties executed by the President of CTCI on behalf of the Selling Shareholder(s) set forth in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement. The Selling Shareholder(s) shall cause to be delivered on the Closing Date the certificate to this effect, referred to in this Agreement as the Certificate of Representations and Warranties executed by the President and Chief Executive Officer of CTCI.

      7.2 No Breach or Default. The Selling Shareholder(s) shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

      7.3 Action to Transfer CTCI Shares. The Selling Shareholder(s) shall have taken all action necessary to transfer the CTCI Shares to the Buyer pursuant to this Agreement. In this regard, the conveyance(s) of the CTCI Shares shall contain such good and sufficient stock powers, and other good and sufficient instruments of sale, conveyance, transfer, and assignment, in form and substance reasonably satisfactory to the Buyer's counsel and with all requisite documentary stamps, if any, affixed, as shall be required or as may be appropriate in order effectively to vest in the Buyer's good, indefeasible, and marketable title to the CTCI Shares free and clear of all liens, mortgages, conditional sales, and other title retention agreements, pledges, assessments, covenants, restrictions, reservations, easements, and all other encumbrances of every nature.

      In addition to the conveyance and delivery of the CTCI Shares, the Selling Shareholder(s) shall have taken all action necessary to deliver all of CTCI's corporate books and records, including but not limited to its files, documents, papers, agreements, formulas, books of account, and records pertaining to its business, and evidence of compliance with the Texas Corporations Code with respect to its securities, if required and requested by the Buyer's counsel.

      7.4 CTCI Financials. Before Closing, the Selling Shareholder(s) will have delivered the CTCI Financials and all CTCI Disclosure Documents to the Buyer. The CTCI Disclosure Documents shall specifically include income statements related to the operations of CTCI's business interests up to and including December 31, 1998 and as updated through the quarters ending March 31, 1999, June 30, 1999, September 30, 1999 and December 31, 1999.

      7.5 Approval of Other Instruments and Documents by the Buyer. All instruments and documents delivered to the Buyer pursuant to the provisions of this Agreement shall be reasonably satisfactory to the Buyer and its legal counsel.

      7.6 Opinions, Affidavits and Declarations by the Selling Shareholder(s). The Selling Shareholder(s) shall have delivered to the Buyer evidence reasonably satisfactory to the Buyer, and their counsel and auditors, dated as at the Closing Date, that:

      (A) CTCI is duly organized, validly existing, and in good standing under the laws of Texas and that the CTCI Shares are free and clear of any and all liens, encumbrances or contingent liabilities except as disclosed pursuant to this Agreement.

      (B) CTCI has the corporate power to carry on its business as now being conducted and is duly qualified to do business in Texas and in any other jurisdiction where required or where the non-qualification to do business would have a material adverse affect on the value of its business.

      (C) All action and approvals required in connection to the transfer of the CTCI Shares to the Buyer have been properly taken, completed or obtained by the Selling Shareholder(s), to the extent, if any, that they are necessary.

      (D) This Agreement has been duly authorized, executed, and delivered by the Selling Shareholder(s) and is a valid and binding obligation of the Selling Shareholder(s).

      7.7 Employment Agreements. CTCI shall have entered into employment agreements and non-competition agreements with key employees, as identified by Buyer.

      7.8 Release of Claims. The Selling Stockholders shall have executed and delivered the Release of Claims Against CTCI attached hereto as Exhibit "E".

8.    Covenants and Agreements of the Selling Shareholder(s)

      Up to and including the Closing Date, the Selling Shareholder(s) covenant that:

      8.1 Access and Information. After the execution of this Agreement, the Selling Shareholder(s) will cause CTCI to permit the Buyer to have reasonable access to all information necessary to verify the representations and warranties made herein. After the Closing, the Selling Shareholder(s) will cause CTCI to continue to permit the Buyer access to such additional documentation and information as is reasonably necessary to completion of the transactions contemplated under this Agreement.

      8.2 Conduct of Business as Usual. Up until the Closing Date, the Selling Shareholder(s) shall insure that CTCI's operations shall be conducted only in the usual and ordinary course, and that no change will be made to such operations which might adversely affect the value of the CTCI Shares to be transferred to the Buyer.

      8.3 Best Efforts. The Selling Shareholder(s) shall use their best efforts to fulfill all conditions of the Closing including the timely solicitation of affirmative consent of all third parties necessary to effect a Closing under this Agreement.

      8.4 Assent to Sale of CTCI Shares. In the event the sale of CTCI Shares is consummated, then each of the Selling Shareholder(s) agrees to such sale and waives, surrenders, and agrees not to exercise any rights which such Selling Shareholder(s) might have to purchase any CTCI Shares or have CTCI redeem any CTCI Shares.

9.    Covenants and Agreements of the Buyer

      Up to and including the Closing Date, the Buyer covenants that:

      9.1 Maintenance of Capital Structure. Up until the Closing Date, or termination hereof, whichever is the earlier, except as disclosed herein or required under the terms of this Agreement, no change shall be made in the Articles of Incorporation or Bylaws of the Buyer, or the authorized capital stock of the Buyer.

      9.2 Avoidance of Distributions. Up until the Closing Date, the Buyer shall not declare any dividends, make any payments or distributions to its stockholders or purchase for cash or redeem any of its shares of capital stock.

      9.3 Conduct of Business as Usual. Up until the Closing Date, the Buyer shall conduct its operations only in the usual and ordinary course, and that no change will be made to such operations which might adversely affect the value of the Buyer.

      9.4 Access and Information. After the execution of this Agreement, the Buyer will permit the Selling Shareholder(s) to have reasonable access to all information necessary to verify the representations and warranties of the Buyer. After the Closing, the Buyer will continue to permit the Selling Shareholder(s) access to such additional documentation and information regarding the Buyer as is reasonably necessary to completion of the transactions contemplated under this Agreement.

      9.5 Best Efforts. The Buyer shall use its best efforts to fulfill or obtain the fulfillment of all conditions of the Closing, including the timely solicitation of affirmative consent of all third parties necessary to effect a Closing under this Agreement.

      9.6 Post Closing Undertaking. The Buyer shall allow the two (2) current directors of CTCI to continue as directors of CTCI. However, Buyer will appoint two (2) additional persons to CTCI's board. If CTCI's board of directors is expanded to five (5) persons, then Buyer shall be entitled to appoint 3 out of the 5 directors.

10.   [omitted]

11.   Securities Registration; Disclosure

      11.1 Private Transaction. The Selling Shareholder(s) understand that the Company Shares issued pursuant to this Agreement, have not been nor will they be registered under the Securities Act of 1933 as amended (" '33 Act"), but are issued pursuant to exemptions from registration including but not limited to Regulation D and Section 4(2) of the '33 Act, and the Buyer's reliance on such exemptions in issuing the Company Shares is predicated in part on the representations of the Selling Shareholder(s) set forth herein and in the Investment Letter attached hereto as Exhibit "F" (the "Investment Letter"), to be executed by each of the Selling Shareholder(s) and delivered to the Buyer at Closing. Exception to preceding pertains to shares as noted in 2.2.1(A).


      11.2 Access to Information. Each of the Selling Shareholder(s) represents that, by virtue of their respective economic bargaining power or otherwise, he/she has had access to or have been furnished with, prior to or concurrently with Closing, the same kind of information that would be available in a registration statement under the '33 Act should registration of the Company Shares issued pursuant to this Agreement have been necessary, and that they have had the opportunity to ask questions of and receive answers from the Buyer's officers and directors, or any party acting on their behalf, concerning the business of the Buyer and that they have had the opportunity to obtain any additional information, to the extent that the Buyer possesses such information or can acquire it without unreasonable expense or effort, necessary to verify the accuracy of information obtained or furnished by the Buyer.

12.   Indemnification

      Unless a longer period of limitations is provided by law, the Selling Shareholder(s) and the Buyer shall each indemnity and hold harmless the other for two (2) years following the date of Closing under this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses resulting from any misrepresentations, breach of covenant or warranty, or from any misrepresentation contained in any certificate furnished hereunder.

13.   Covenant Not to Compete

      Each Selling Shareholder(s) agrees that for a period of three (3) years from and after the date of the Closing, he will not, unless acting with the Buyer's prior written consent, directly or indirectly, own, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or be connected as an officer, employee, partner, or otherwise, with any business substantially similar to Buyer's data cabling activities within the United States, except any Selling Shareholder may own not more than five percent (5%) of the common stock of any company whose stock is traded in any stock exchange or over-the-counter. The Selling Shareholder(s) agree that the remedy at law for any breach of the foregoing will be inadequate and that the Buyer and CTCI shall be entitled, inter alia, to temporary and permanent injunctive relief without the necessity of proving actual damage to the Buyer or CTCI.

14.   [omitted]

15.   [omitted]

16.   Confidential Information

      Notwithstanding any termination of this Agreement, the Buyer, CTCI and the Selling Shareholder(s), and their representatives, agree to hold in confidence any information not generally available to the public received by them from the Buyer, CTCI or the Selling Shareholder(s) pursuant to the terms of this Agreement. If this Agreement is terminated for any reason, the Buyer and their representatives will continue to hold such information in confidence and will, to the extent requested by CTCI or the Selling Shareholder(s), promptly return to CTCI or the Selling Shareholder(s) as the case may be, all written material and all copies or abstracts thereof furnished to the Buyer pursuant hereto. Notwithstanding any termination of this Agreement, the Selling Shareholder(s) and their representatives agree to hold in confidence any information not generally available to the public received by them from the Buyer pursuant to the terms of this Agreement. If this Agreement is terminated for any reason the Selling Shareholder(s) and their representatives will continue to hold such information in confidence and will, to the extent requested by the Buyer, promptly return to the Buyer all written material and all copies or abstracts thereof given to them or their representatives pursuant thereto.

17.   [Omitted]

18.   Miscellaneous Provisions

      18.1 Survival of Representations and Warranties. All representations, warranties, and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for three (3) years from the Closing Date. The Selling Shareholder(s) and the Buyer are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for including any investigation upon which they might have made or any representations, warranty, agreement, promise, or information written or oral, made by the other party or any other person other than as specifically set forth herein.

      18.2 Approval of the Selling Shareholder(s). The Buyer and the Selling Shareholder(s) understand that this Agreement requires approval and participation by a majority of the Selling Shareholder(s) holding at least 100% of the CTCI Shares, and thus that all rights and obligations hereunder are subject to securing such approval. Each Selling Shareholder, by its execution hereof, hereby gives its consent to the transaction contemplated by this Agreement. In the event that the requisite number of Selling Shareholder(s) shall fail to approve this Agreement, then notwithstanding anything contained herein to the contrary, this Agreement shall be terminated without liability to either the Selling Shareholder(s) or the Buyer.

      18.3 Costs and Expenses. Subject to paragraph 10 herein all costs and expenses in the proposed sale and transfer described in this Agreement shall be borne by the Buyer.

      18.4 Further Assurances. At any time and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

      18.5 Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

      18.6 Notices. All notices and other communications hereunder shall either be in writing and shall be deemed to have been given if delivered in person, sent by overnight delivery service or sent by facsimile transmission, to the parties hereto, or their designees, as follows:



      To CTCI
      Lee Miller
      President
      Com Tel Communications, Inc.
      1155 Brittmoore Road
      Houston, TX 77043
      Telephone: 713-827-8040
      Facsimile: 713-827-7862

      To the Buyer:
      H. Dean Cubley
      President
      Eagle Wireless International, Inc.
      101 Courageous Drive
      League City, TX 77573
      Telephone (281) 538-6000
      Facsimile (281) 334-5302

      With a copy to:
      Richard O. Weed
      Weed & Co. L.P.
      4695 MacArthur Court, Suite 530
      Newport Beach, CA 92660
      Telephone (949) 475-9086
      Facsimile (949) 475-9087

      18.7 Headings. The paragraph and subparagraph headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      18.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      18.9 Governing Law. This Agreement shall be governed by the laws of the United States, State of Texas.

      18.10 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

      18.11 Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

      18.12 Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

      18.13 Amendment. This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

      18.14 Facsimile Counterparts. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

      18.15 Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.


      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


                                         "Buyer"
                                         Eagle Wireless International, Inc.



                                         By:_______________________________
                                         Name: ____________________________
                                         Title: ___________________________



                                         Comtel Communications, Inc.





                                         By:_______________________________
                                         Name: Lee Miller
                                         Title: President




                                         By:_______________________________
                                         Name: Deborah Miller
                                         Title: Chairperson and Shareholder

                                    EXHIBIT E

Release of Claims Against CTCI

                                     RELEASE

Know all men by these presents, that the undersigned, for and in consideration of Ten Dollars ($10) plus other good and valuable consideration to be paid to the undersigned, hereby releases and forever discharges Comtel Communications, Inc., a Texas corporation, its directors, officers, employees, and agents, of and from any and all manner of actions and causes of action, suits, debts, dues, sums of money, accounts, controversies, agreements, promises, damages, judgments, executions, claims, and demands whatsoever, in law or in equity, and particularly from all claims and demands whatsoever, arising in or out of, or in connection with, any and all securities transactions, or any other matter, which the undersigned ever had, or now possesses, or which the undersigned, or its successors and assigns, hereafter can, shall, or may have against Comtel Communications, Inc., a Texas corporation, its directors, officers, employees, and agents, for, upon, or by reason of any matter, cause or thing whatever. Notwithstanding the foregoing, Comtel Communications, Inc., is not released from any claims, causes of action, suits, debts, dues, sums of money, accounts, controversies, agreements, promises, damages, judgments, executions, claims, and demands whatsoever, in law or in equity accrued or not, arising out of that one certain lease agreement dated the _____ day of _________________, 19__ by and between Lee Miller as Lessor and Comtel Communications, Inc., as Lessee.

Dated:______________, 2000

                                                  ____________________________
                                                  Lee Miller


                                                  ____________________________
                                                  Deborah A. Miller




                                    EXHIBIT F

                                       25